NOTICE OF GRANT OF RESTRICTED STOCK UNIT AWARD
UNDER TERMS AND CONDITIONS OF 2008 PERFORMANCE INCENTIVE PLAN

Name of Grantee:
Total Number of Stock Units Subject to this Grant:[1]
Date of Grant:

This Notice evidences that you have been granted an award of stock units (the "Stock Units") of Microsemi Corporation (the "Corporation") as to the total number set forth above. The Stock Units will vest and become nonforfeitable in accordance with the vesting requirements set forth in the Terms (as defined below).
By your acceptance of the award, you agree that the award of Stock Units is granted under and governed by the terms and conditions of the Corporation's 2008 Performance Incentive Plan (as amended from time to time, the "Plan") and the Terms and Conditions of Restricted Stock Unit Award (the "Terms"), which are attached and incorporated herein by this reference. This Notice of Grant of Restricted Stock Unit Award, together with the Terms, is referred to as the "Agreement" applicable to your award. The award has been granted to you in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to you. Capitalized terms are defined in the Plan if not defined herein or in the Terms. The Plan, the Terms, the Prospectus for the Plan and Prospectus Supplement with respect to Stock Unit awards under the Plan are available by calling the Corporation at (949) 380-6100.
By accepting this award, you agree to execute any documents and take such further actions that the Corporation may reasonably request in order to establish and/or maintain a brokerage account to hold the shares subject to this grant. You also agree that your default election to settle your tax withholding obligation is to have the Corporation withhold a portion of the shares covered by this award as provided in Section 9 of the Terms. You may change your default election during any period that you are not in blackout by notifying the Corporation and making alternative arrangements acceptable to the Corporation to provide for tax withholding as described in Section 9.

MICROSEMI CORPORATION		ACCEPTED AND AGREED BY GRANTEE

By:		By:
Name:	James J. Peterson	Name:
Title:	Chief Executive Officer

1Subject to adjustment under Section 7.1 of the Plan

MICROSEMI CORPORATION
2008 PERFORMANCE INCENTIVE PLAN
TERMS AND CONDITIONS OF RESTRICTED STOCK UNIT AWARD

1.	General.
These Terms and Conditions of Restricted Stock Unit Award (these "Terms") apply to a particular grant of stock units under the Plan (the "Award") if incorporated by reference in the Notice of Grant of Restricted Stock Unit Award (the "Grant Notice") corresponding to that particular grant. The recipient of the Award identified in the Grant Notice is referred to as the "Grantee." The effective date of grant of the Award as set forth in the Grant Notice is referred to as the "Award Date." The number of stock units covered by the Award is subject to adjustment under Section 7.1 of the Plan.
The Award was granted under and subject to the Microsemi Corporation 2008 Performance Incentive Plan (the "Plan"). Capitalized terms are defined in the Plan if not defined herein. The Award has been granted to the Grantee in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to the Grantee. The Grant Notice and these Terms are collectively referred to as the "Agreement" applicable to the Award.
As used in the Agreement, the term "stock unit" means a non-voting unit of measurement which is deemed for bookkeeping purposes to be the equivalent to one outstanding share of the Corporation’s Common Stock solely for purposes of the Plan and this Agreement. The Stock Units shall be used solely as a device for the determination of the payment to eventually be made to the Grantee if such Stock Units vest pursuant to Section 2 of the Terms. The Stock Units shall not be treated as property or as a trust fund of any kind.

2.	Vesting.
Subject to Section 3, the Award shall vest and become nonforfeitable with respect to 40% of the total number of Stock Units on September 30, 2019, and with respect to 30% of the total number of Stock Units on each of September 30, 2020 and September 30, 2021, subject in each case to adjustment under Section 7.1 of the Plan.
Notwithstanding the foregoing vesting schedule, if a Change in Control does not occur on or before the last day of the Corporation’s 2018 fiscal year, the Administrator may, in its sole discretion and prior to the occurrence of any Change in Control, provide that any or all of the Stock Units subject to the Award will be subject to performance-based vesting requirements as the Administrator shall prescribe.
3.    Effect of Termination of Employment or Services.
3.1    General. Except as otherwise expressly provided below in this Section 3, if the Grantee ceases to be employed by or ceases to provide services to the Corporation or one of its Subsidiaries (the date of such termination of employment or services is referred to as the Grantee’s "Severance Date"), the Grantee’s Stock Units shall terminate to the extent such units have not become vested pursuant to Section 2 or Section 8.2 hereof as of the Severance Date (regardless of the reason for such termination of employment or services, whether with or without cause, voluntarily or involuntarily). If any unvested Stock Units are terminated pursuant to this Agreement, such Stock Units shall automatically terminate and be cancelled as of the applicable termination date without payment of any consideration by the Corporation and without any other action by the Grantee, or the Grantee’s beneficiary or personal representative, as the case may be.
3.2    Termination Without Cause or for Good Reason in Connection with a Change in Control. Notwithstanding Section 3.1, if the Grantee’s employment with the Corporation or one of its Subsidiaries terminates prior to September 30, 2021 due to either (i) a termination by the Corporation or one of its Subsidiaries other than for Cause or (ii) a termination by the Grantee for Good Reason, in either case on or following the date of a Change in Control, then the Grantee’s Stock Units that are outstanding and otherwise unvested on the Severance Date shall be vested as of the Severance Date.
    For purposes of the Award, "Cause" and "Change in Control" shall have the respective meanings given to such terms in that certain Executive Retention Agreement, dated as of [____________], by and between the Grantee and the Corporation (the "Retention Agreement").
[For purposes of the Award, "Good Reason" shall have the meaning ascribed to such term in the Retention Agreement.] [Include for John W. Hohener only]

[For purposes of the Award, "Good Reason" shall mean the occurrence (without the Grantee’s consent) of any one or more of the following conditions:
(i)    any reduction in the Grantee’s base salary or total compensation opportunity in effect as of the date of the Change in Control;
(ii)    any change in assignment of the Grantee’s primary duties to a work location more than 50 miles from the Corporation’s principal executive office as in effect immediately prior to the Change in Control;
(iii)    any material reduction in the authorities, duties and responsibilities of the Grantee in effect as of immediately prior to the Change in Control;
(iv)    any material breach by the Corporation of any provision of this Agreement or any other written agreement between the Corporation and the Grantee; or
(v)    any failure by the Corporation to obtain the assumption by any successor or assign of the Corporation of the Retention Agreement, this Agreement or any other award agreement that evidences an equity-based award granted by the Corporation to the Grantee that is assumed by such successor or assign;
provided, however, that any such condition(s) shall not constitute Good Reason unless the Grantee provides notice to the Corporation of his or her termination within ninety (90) days following the date on which the Grantee becomes aware of any of the conditions claimed to constitute Good Reason; the Corporation fails to cure such condition within thirty (30) days of receiving such notice thereof; and the Grantee’s employment with the Corporation terminates within six (6) months after the occurrence of such condition.
The Grantee and the Corporation hereby expressly agree that, as of the date hereof, the definition of Good Reason set forth above will also apply to the Retention Agreement, and that the definition of "Good Reason" set forth in the Retention Agreement is hereby amended and restated in its entirety as set forth above.] [Include for Paul H. Pickle, Steven G. Litchfield, David Goren and Frederick C. Goerner only.]
4.    Continuance of Employment/Service Required; No Employment Commitment.
Except as expressly provided in Section 3 above, the vesting schedule requires continued employment or service through each applicable vesting date as a condition to the vesting of the applicable installment of the Award and the rights and benefits under this Agreement. Except as expressly provided in Section 3 above, employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Grantee to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in Section 3 above or under the Plan.
Nothing contained in this Agreement or the Plan constitutes an employment or service commitment by the Corporation, affects the Grantee’s status as an employee at will who is subject to termination without cause, confers upon the Grantee any right to remain employed by or in service to the Corporation or any Subsidiary, interferes in any way with the right of the Corporation or any Subsidiary at any time to terminate such employment or services, or affects the right of the Corporation or any Subsidiary to increase or decrease the Grantee’s other compensation or benefits. Nothing in this paragraph, however, is intended to adversely affect any independent contractual right of the Grantee without his consent thereto.
5.    Timing and Manner of Payment of Stock Units.
On or as soon as administratively practical (and in all events not later than two and one-half months) following the vesting of all or a portion of the Stock Units, the Corporation shall deliver to the Grantee a number of shares of Common Stock (either by delivering one or more certificates for such shares or by entering such shares in book entry form, as determined by the Corporation in its discretion) equal (subject to adjustment pursuant to Section 7.1 of the Plan) to the number of Stock Units subject to this Award that vested.
However, to the extent the Grantee’s Stock Units vest pursuant to Section 3, in the first two and one-half months of the calendar quarter following the calendar quarter in which the Grantee’s Separation From Service occurs, the Corporation shall deliver to the Grantee a number of shares of Common Stock (either by delivering one or more certificates for such shares or by entering such shares in book entry form, as determined by the Corporation in its discretion) equal (subject to adjustment pursuant to Section 7.1 of the Plan) to the number of Stock Units subject to this Award that vested pursuant to Section 3 in connection with the Grantee’s termination of employment; provided, however, that if the Grantee is a "specified employee" (within the meaning of Treasury Regulation Section 1.409A-1(i))

on the date of Grantee’s Separation From Service, Grantee shall not be entitled to any payment of such Stock Units until the earlier of (i) the date which is six (6) months after Grantee’s Separation From Service with the Corporation for any reason other than death, or (ii) the date of Grantee’s death, if and to the extent such delay in payment is required to comply with Section 409A of the Code. For purposes of the Award, "Separation From Service" shall mean a "separation from service" within the meaning of Treasury Regulation Section 1.409A-1(h)(1), without regard to the optional alternative definitions available thereunder.
The Corporation’s obligation to deliver shares of Common Stock or otherwise make payment with respect to vested Stock Units is subject to the condition precedent that the Grantee or other person entitled under the Plan to receive any shares with respect to the vested Stock Units deliver to the Corporation any representations or other documents or assurances required pursuant to Section 8.1 of the Plan. The Grantee shall have no further rights with respect to any Stock Units that are so paid or that terminate pursuant to the terms hereof.
6.    Dividend and Voting Rights.
6.1    Limitations on Rights Associated with Units. The Grantee shall have no rights as a stockholder of the Corporation, no dividend rights (except as expressly provided in Section 6.2 with respect to Dividend Equivalent Rights) and no voting rights, with respect to the Stock Units and any shares of Common Stock underlying or issuable in respect of such Stock Units until such shares of Common Stock are actually issued to and held of record by the Grantee. No adjustments will be made for dividends or other rights of a holder for which the record date is prior to the date of issuance of the stock certificate.
6.2    Dividend Equivalent Rights Distributions. As of any date that the Corporation pays an ordinary cash dividend on its Common Stock, the Corporation shall credit the Grantee with an additional number of Stock Units equal to (i) the per share cash dividend paid by the Corporation on its Common Stock on such date, multiplied by (ii) the Total Number of Stock Units which are then outstanding (including any dividend equivalents previously credited hereunder) (with such number adjusted pursuant to Section 7.1 of the Plan) subject to the Award as of the related dividend payment record date, divided by (iii) the fair market value of a share of Common Stock on the date of payment of such dividend (with the "fair market value" of such shares determined in accordance with the applicable provisions of the Plan). Any Stock Units credited pursuant to the foregoing provisions of this Section 6.2 shall be subject to the same vesting, payment and other terms, conditions and restrictions as the original Stock Units to which they relate. No crediting of Stock Units shall be made pursuant to this Section 6.2 with respect to any Stock Units which, as of such record date, have either been paid pursuant to Section 5 or terminated pursuant to the terms hereof.
7.    Non-Transferability.
Neither the Award, nor any interest therein or amount or shares payable in respect thereof may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily. The transfer restrictions in the preceding sentence shall not apply to (a) transfers to the Corporation, or (b) transfers by will or the laws of descent and distribution.
8.    Adjustments.
Upon the occurrence of certain events relating to the Corporation’s stock contemplated by Section 7.1 of the Plan (including, without limitation, an extraordinary cash dividend on such stock), the Administrator shall make adjustments in accordance with such section in the number of Stock Units then outstanding and the number and kind of securities that may be issued in respect of the Award. No such adjustment shall be made with respect to any ordinary cash dividend for which dividend equivalents are credited pursuant to Section 6.2.
9.    Tax Withholding.
The Corporation shall reasonably determine the amount of any federal, state, local or other income, employment, or other taxes which the Corporation or any of its Subsidiaries may reasonably be obligated to withhold with respect to the grant, vesting or other event with respect to the Stock Units. The Grantee shall be solely responsible for the satisfaction of such withholding requirements. If such withholding event occurs in connection with the distribution of shares of Common Stock in respect of the Stock Units and subject to compliance with all applicable laws, the Corporation shall automatically withhold and reacquire the appropriate number of whole shares, valued at their then fair market value (with the "fair market value" of such shares determined in accordance with the applicable provisions of the Plan), to satisfy any withholding obligations of the Corporation or its Subsidiaries with respect to such distribution; provided, however, that the Grantee may elect in advance, in accordance with such procedures as the Corporation may implement and subject to all applicable laws and Corporation policies (including insider-trading policies), to make alternative arrangements to provide for such withholding (which may include provision for a cash payment to the Corporation for the amount of such withholding obligations or a "sell-to-cover" arrangement with a broker to provide for the market sale of such shares to cover such withholding amount). The Grantee shall execute such documents as may reasonably be requested by the Corporation or the broker, as applicable, in order to implement such transactions and shall otherwise comply with the administrative rules and procedures established by the Corporation with respect to such transactions. If, however, any withholding event occurs with respect to the Stock Units other than in connection with the distribution of shares of Common Stock in respect of the Stock Units, or if the Corporation cannot legally satisfy such withholding obligations by such withholding and reacquisition of shares as described above, the Corporation shall be entitled to require a cash payment by or on behalf of the Grantee and/or to deduct from other compensation payable to the Grantee the amount of any such withholding obligations.
10.    Notices.
Any notice to be given under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal office to the attention of the Secretary, and to the Grantee at the Grantee’s last address reflected on the Corporation’s employment records. Any notice shall be delivered in person or shall be enclosed in a properly sealed envelope, addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government or a courier of internationally recognized prominence. Any such notice shall be given only when received, but if the Grantee is no longer an Eligible Person, shall be deemed to have been duly given five business days after the date mailed in accordance with the foregoing provisions of this Section 10.
11.    Plan.
The Award and all rights of the Grantee under this Agreement are subject to the terms and conditions of the Plan, incorporated herein by this reference. The Grantee agrees to be bound by the terms of the Plan and this Agreement. The Grantee acknowledges having read and understanding the Plan, the Prospectus for the Plan, and this Agreement. Unless otherwise expressly provided in other sections of this Agreement, provisions of the Plan that confer discretionary authority on the Board or the Administrator do not (and shall not be deemed to) create any rights in the Grantee unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Administrator so conferred by appropriate action of the Board or the Administrator under the Plan after the date hereof.
12.    Amendments; Other Agreements.
The Plan may be amended pursuant to Section 8.6 of the Plan. This Agreement may be amended by the Administrator from time to time. Any such amendment must be in writing and signed by the Corporation. Any such amendment that adversely affects the Grantee’s rights under this Agreement requires the consent of the Grantee in order to be effective with respect to the Award. The Corporation may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Grantee hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.
For clarity, the Retention Agreement [(with the Good Reason definition therein as amended by this Agreement)] [Include for Paul H. Pickle, Steven G. Litchfield, David Goren and Frederick C. Goerner only.] continues in effect in accordance with its terms. For clarity, the Award is subject to a letter agreement by and between the Corporation and the Grantee dated on or about the date hereof with respect to Sections 280G and 4999 of the Code.
Any dispute regarding this Agreement after the occurrence of a Change in Control shall be subject to the provisions of Section [16] [Insert Section "17" for the grants to Paul H. Pickle and John W. Hohener only.] of the Retention Agreement.
13.    Limitation on Grantee’s Rights.
Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Corporation as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. The Grantee shall have only the rights of a general unsecured creditor of the Corporation with respect to amounts credited and benefits payable, if any, with respect to the Stock Units, and rights no greater than the right to receive the Common Stock as a general unsecured creditor with respect to Stock Units, as and when payable hereunder.

14.    Counterparts.
This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.
15.    Section Headings.
The section headings of this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.
16.    Governing Law.
This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to conflict of law principles thereunder.
17.    Construction.
It is intended that the terms of the Award will not result in the imposition of any tax liability pursuant to Section 409A of the Code. This Agreement shall be construed and interpreted consistent with the foregoing intents.

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